                                                                                                         EXHIBIT 99.1

SWAPS
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                                                                           EXPIRATION
            NAME              BUY/SELL      SECURITY          TRADE DATE      DATE         QUANTITY         UNIT COST
            ----              --------      --------          ----------      ----         --------         ---------

Pershing Square, L.P          Buy      Cash-settled          1/10/2008      8/05/2009         256,600         $9.93
                                       total return swap

Pershing Square               Buy      Cash-settled          1/10/2008      8/05/2009         343,400         $9.93
International, Ltd.                    total return swap

Pershing Square, L.P.         Buy      Cash-settled          1/11/2008      8/05/2009         268,474         $9.29
                                       total return swap

Pershing Square               Buy      Cash-settled          1/11/2008      8/05/2009         366,526         $9.29
International, Ltd.                    total return swap

Pershing Square, L.P.         Buy      Cash-settled          1/14/2008      8/05/2009         126,461         $9.36
                                       total return swap

Pershing Square               Buy      Cash-settled          1/14/2008      8/05/2009         178,703         $9.36
International, Ltd.                    total return swap

Pershing Square II, L.P.      Buy      Cash-settled          1/14/2008      8/05/2009           1,736         $9.36
                                       total return swap